Exhibit 99.1

DynCorp International Commences Cash Tender Offer

and Consent Solicitation for 9.5% Senior Subordinated Notes

FALLS CHURCH, Va.— June 7, 2010 (Business Wire)— DynCorp International LLC (“DynCorp International”), the wholly-owned operating subsidiary of DynCorp International Inc. (“DynCorp”), (NYSE: DCP), announced today that it has commenced a cash tender offer and consent solicitation for any and all outstanding $376,219,000 aggregate principal amount of 9.5% Senior Subordinated Notes due 2013 (CUSIP No. 23326BAB0) (the “Notes”) of DynCorp International and DIV Capital Corporation. The tender offer and consent solicitation is being conducted pursuant to that certain Agreement and Plan of Merger, dated as of April 11, 2010 (the “Merger Agreement”), by and among DynCorp, Delta Tucker Holdings, Inc. (“Parent”) and Delta Tucker Sub, Inc. (“Merger Sub”). Parent and Merger Sub are entities created on behalf of affiliated funds and/or managed accounts of Cerberus Capital Management L.P. Pursuant to the Merger Agreement, as of the effective time of the Merger (as defined in the Merger Agreement), DynCorp will become a wholly-owned subsidiary of Parent. DynCorp International’s obligation to accept for purchase Notes in the tender offer is subject to, among other things, the consummation of the Merger and the receipt of consents from holders of Notes representing a majority of the outstanding principal amount of the Notes. However, completion of the tender offer and consent solicitation is not a condition to completion of the Merger.

If DynCorp International makes a material change in the terms of the tender offer and consent solicitation or in the information concerning the tender offer or consent solicitation, it will then disseminate additional offering materials and extend the tender offer and consent solicitation, to the extent required by law.

The tender offer and consent solicitation will expire at midnight, New York City time, on July 2, 2010, unless extended or earlier terminated by DynCorp International (the “Expiration Time”). In order to be eligible to receive the total consideration, which includes the consent payment, as set forth below, holders must validly tender, and not validly withdraw, their Notes prior to 5:00 p.m., New York City time, on June 18, 2010, unless extended or earlier terminated by DynCorp International (the “Consent Payment Deadline”). Holders tendering their Notes after the Consent Payment Deadline but prior to the Expiration Time will be eligible to receive an amount equal to the tender offer consideration, which is the total consideration less the consent payment, as set forth below. Notes purchased in the tender offer will be paid for on the payment date, which, assuming the tender offer is not extended, is expected to be promptly after the Expiration Time. It is expected that the Expiration Time will be extended to coincide with the date that the Merger becomes effective. Payment for Notes validly tendered and accepted will also include accrued and unpaid interest to, but not including, the payment date.

Tenders of Notes prior to the Consent Payment Deadline may be validly withdrawn and consents may be validly revoked at any time prior to the Consent Payment Deadline, but not thereafter. Accordingly, tenders of Notes and the related consents delivered after the Consent Payment Deadline will be irrevocable.

The tender offer consideration for the Notes is $1,023.75, and the total consideration for the Notes is $1,027.50, for each $1,000 principal amount of Notes tendered and accepted for purchase, pursuant to the tender offer. The consent payment included in the total consideration for the Notes is $3.75 for each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Consent Payment Deadline.

Holders tendering their Notes will be required to consent to the proposed amendments to the indenture governing the Notes, which would eliminate or make less restrictive substantially all of the restrictive covenants, as well as certain events of default and related provisions, in the indenture.

The tender offer and consent solicitation are being made pursuant to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 7, 2010 and the related Consent and Letter of Transmittal (collectively, the “Offer Documents”).

DynCorp International has retained Citi and BofA Merrill Lynch to act as dealer managers in connection with the tender offer and consent solicitation. Questions about the tender offer and consent solicitation may be directed to Citi at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-9217 (collect). Copies of the Offer Documents and other related documents may be obtained from MacKenzie Partners, Inc., the information agent and depositary for the tender offer and consent solicitation, at (800) 322-2885 (toll free) or (212) 929-5500 (collect).

The tender offer and consent solicitation is being made solely pursuant to the Offer Documents, which set forth the complete terms of the tender offer and consent solicitation. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of DynCorp International. It also is not a solicitation of consents to the proposed amendments to the indenture. No recommendation is made as to whether holders of the securities should tender their securities or give their consent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About DynCorp International

DynCorp International Inc., through its wholly-owned subsidiary DynCorp International LLC, is a global government services provider in support of U.S. national security and foreign policy objectives, delivering support solutions for defense, diplomacy, and international development. DynCorp International operates major programs in logistics, platform support, contingency operations, and training and mentoring to reinforce security, community stability, and the rule of law. DynCorp International is headquartered in Falls Church, Va. For more information, visit www.dyn-intl.com.

Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenue and profitability. All of these forward-looking statements are based on estimates and assumptions made by DynCorp’s management that, although believed by DynCorp to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of DynCorp’s control that may cause its business, strategy or actual results or events to differ materially from the statements made herein. These risks and uncertainties may include, but are not limited to, the following: DynCorp’s proposed Merger; the future impact of acquisitions; the success of current or future joint ventures or teaming agreements; our substantial level of indebtedness; the outcome of any material litigation, government investigation or other regulatory matters; policy and/or spending changes implemented by the Obama administration; termination or modification of key U.S. government contracts; changes in the demand for services DynCorp provides; pursuit of new commercial business in the U.S. and abroad; activities of competitors including bid protests; changes in significant operating expenses; changes in availability of or cost of capital; general political, economic and business conditions in the U.S. and abroad; acts of war or terrorist activities; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue; changes in anticipated revenue from indefinite delivery, indefinite quantity contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts; outcome of any significant litigation, including, but not limited to, the shareholder lawsuits filed in connection with the Merger; and other risks detailed from time to time in DynCorp’s reports filed with the SEC, including DynCorp’s definitive proxy statement, which was filed on May 17, 2010, and DynCorp’s Annual Report on Form 10-K, which was filed on June 4, 2010. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. DynCorp’s actual results could differ materially from those contained in the forward-looking statements. DynCorp undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SOURCE: DynCorp International Inc.

DynCorp International Inc.

Ashley Burke, 571-722-0210

Senior Director of Media Communications

Ashley.Burke@dyn-intl.com